UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2006

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 540-1200

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On March 3, 2006, Tennant Company (the “Company”) announced that Thomas Paulson will join the Company as Vice President and Chief Financial Officer, effective March 27, 2006. Prior to joining the Company, Mr. Paulson, age 49, served as Senior Vice President, Secretary and Chief Financial Officer of Innovex, Inc., a manufacturer of electronic interconnect solutions, from 2001 to March 2006. A press release announcing the addition of Mr. Paulson is attached as Exhibit 99 and incorporated herein by reference. All officers of the Company hold their offices until their successors are duly elected and qualified, or their earlier resignation or removal. Mr. Paulson will be a party to the Company’s form of management agreement, as recently amended, which has been described in the Company’s prior SEC filings.

        As previously disclosed, Patrick J. O’Neill, the Company’s Treasurer, has been serving as Principal Financial Officer, and Gregory M. Siedschlag, the Company’s Corporate Controller, has been serving as Principal Accounting Officer. Mr. O’Neill and Mr. Siedschlag will cease serving as Principal Financial Officer and Principal Accounting Officer, respectively, when Mr. Paulson commences his employment with the Company on March 27, 2006.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed herewith:

99	News Release dated March 3, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: March 3, 2006	/s/	Heidi M. Hoard

Heidi M. Hoard Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
99	News Release dated March 3, 2006	Filed Electronically